UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)
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Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
THE MARCUS CORPORATION
(Name of Registrant as Specified in its Charter)
_______________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 9, 2023

THE MARCUS CORPORATION

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 9, 2023, The Marcus Corporation (the “Company”) announced that, in order to help ensure the health and safety of all in person meeting participants, its 2023 Annual Meeting of Shareholders scheduled for Thursday, May 11, 2023, will be opened and then immediately adjourned and postponed due to Stephen H. Marcus, chairman of the Company, and Gregory S. Marcus, president and chief executive officer of Company, contracting mild cases of Covid and being unable to personally attend and chair the meeting. The postponed meeting will now be held on Tuesday, May 23, 2023, at 9:00 a.m. Central Time at the Pfister Hotel, 424 E. Wisconsin Ave., Milwaukee, WI 53202.

A copy of the press release announcing the adjournment, postponement and rescheduling of the Company’s 2023 Annual Meeting of Shareholders is filed with this Current Report on Form 8-K as Exhibit 99.1.

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from shareholders for the Company’s 2023 Annual Meeting of Shareholders. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 2023 (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE COMPANY’S 2023 ANNUAL MEETING OF SHAREHOLDERS.

Item 9.01    Financial Statements and Exhibits.
(A)Not applicable.
(B)Not applicable.
(C)Not applicable.
(D)Exhibits. The following exhibit is being furnished herewith:

Exhibit Number

99.1	Press Release of The Marcus Corporation, dated May 9, 2023, regarding the adjournment, postponement and rescheduling of its 2023 Annual Meeting of Shareholders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 9, 2023	By:	/s/ Thomas F. Kissinger
Thomas F. Kissinger
Senior Executive Vice President, General Counsel and Secretary

THE MARCUS CORPORATION ANNOUNCES POSTPONEMENT OF 2023 ANNUAL
SHAREHOLDERS’ MEETING

MILWAUKEE, May 9, 2023 … The Marcus Corporation (NYSE: MCS) today announced the Annual Meeting of Shareholders scheduled for Thursday, May 11, 2023, will be opened then immediately adjourned due to Stephen H. Marcus, chairman of The Marcus Corporation, and Gregory S. Marcus, president and chief executive officer of The Marcus Corporation, contracting mild cases of Covid and being unable to attend.

To help ensure the health and safety of all participants, the full meeting is planned to be rescheduled for Tuesday, May 23, beginning at 9:00 a.m. Central/10:00 a.m. Eastern time at The Pfister Hotel, located at 424 East Wisconsin Avenue in Milwaukee. Shareholders who planned to attend the meeting on Thursday, May 11 are encouraged to attend the full meeting, which is planned to occur on Tuesday, May 23 instead.

About The Marcus Corporation
Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 1,036 screens at 83 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 16 hotels, resorts and other properties in eight states. For more information, please visit the company’s website at www.marcuscorp.com.

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